Exhibit 10.3

Agreed Form

FORM OF

COMPANY LOCK-UP AGREEMENT

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of September 9, 2025, by and among (i) Pelican Holdco, Inc. (the “Company”), a Texas corporation, (ii) Pelican Acquisition Corporation, a Cayman Islands exempted company with limited liability (“SPAC”), and (iii) the undersigned shareholders of the Company (each, a “Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. (i) SPAC; (ii) the Company; (iii) Pelican Merger Sub, Inc., a Texas corporation (“Pelican Merger Sub”); (iv) Greenland Exploration Limited, a Texas corporation (“Greenland”); (v) March GL Company, a Texas corporation (“March GL”); (vi) Greenland Merger Sub, Inc., a Texas corporation (“Greenland Merger Sub”); and (vii) March GL Merger Sub, Inc. a Texas corporation (“March GL Merger Sub” and, together with Pelican Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub,” each a Subsidiary of Holdco), each a “Party” and collectively, the “Parties,” are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement), pursuant to which each share of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time will be converted into the right to receive shares of Holdco Common Stock as fully set forth in the Merger Agreement.

B. As of the date hereof, each Holder is a holder of Company Common Stock, in such amounts as set forth underneath such Holder’s name on such Holder’s signature page hereto. Such Holder does not beneficially own any securities exercisable for or convertible into Company Common Stock except as indicated on the signature page hereto.

C. Pursuant to the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce SPAC to enter into the Merger Agreement and to proceed with the Merger, the parties desire to enter into this Agreement, pursuant to which the Holdco Common Stock to be received by each Holder as consideration in the Merger, and further including any other securities held by each Holder immediately following the Merger which are convertible into, or exercisable, or exchangeable for, Holdco Common Stock (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

D. As a condition of, and as a material inducement for the Company to enter into and consummate the transaction as fully set forth in the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up

(a) During the Lock-up Period (as defined below), each Holder irrevocably agrees that, without the prior written consent of the Company, it, he or she will not offer, sell, contract to sell, pledge, assign, lend, offer, donate, hypothecate or otherwise transfer or dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any such transaction is to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any of the Lock-Up Shares.

(b) In furtherance of the foregoing, the Company will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent (or its successor) in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the Company’s transfer agent (or its successor) not to process any attempts by any Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period beginning on the Closing Date and ending on the earlier of (i) 90 days after the Closing Date, or (ii) subsequent to the Closing Date, one-hundred percent (100%) of the Lock-up Shares shall be released from the Lock-up Period on the date on which (x) the trading price of the Company’s Common Stocks equals or exceeds US$15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) at the close of the Trading Day, for any ten (10) Trading Days (as defined below) within any twenty (20) Trading Day period; or (ii) subsequent to the Closing, the date on which the Company consummates a Change of Control (as defined below). For the purposes of this Agreement, "Trading Day" means any day on which the principal securities exchange or securities market on which the Company’s Common Stock is then listed or quoted is open for trading.

(e) The restrictions set forth herein shall not apply to: (i) transfers or distributions to any Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to the estates of any of the foregoing; (ii) transfers by bona fide gift to a member of a Holder’s immediate family or to a trust, the beneficiary of which is such Holder or a member of such Holder’s immediate family for estate planning purposes; (iii) by virtue of the laws of descent and distribution upon death of a Holder; or (iv) pursuant to a qualified domestic relations order, in each case where such transferee enters into a written agreement in form and substance reasonably satisfactory to the Company, agreeing to be bound by the terms of this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of a Holder, and lineal descendant (including by adoption) of such Holder or of any of the foregoing persons.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of the Company being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2. Representations and Warranties Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other, severally and not jointly, that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of the Company, or any economic interest in or derivative of such stock, other than those securities specified on such Holder’s signature page hereto. For purposes of this Agreement, the ordinary shares of the Company beneficially owned by a Holder as specified on such Holder’s signature page hereto, together with the Restricted Securities to be received by such Holder in connection with and subject to the consummation of the Transaction, are collectively referred to as the “Lock-up Shares”.

4. No Additional Fees/Payment Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by facsimile or other electronic means, with confirmation of receipt, (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) 3 Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to SPAC prior to the Closing, to:

Attn: Robert Labbe, Chief Executive Officer
Telephone No.:
Email:

with a copy (which shall not constitute notice) to:

Celine & Partners PLLC
Attn: Cassi Olson
E-mail:

(ii)	If to the Companies at or prior to the Closing, or SPAC or the Companies after the Closing, to:

Greenland Exploration Limited

Attn: Larry G. Swets, Jr., Chief Executive Officer
E-mail:

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
Attn: Michael J. Blankenship
E-mail:

and

March GL Company

Attn: Robert Price

E-mail:

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

Attn: Larry L. Shosid

E-mail:

(iii)	If to any Holder, to the address set forth on such Holder’s signature page hereto;

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and permitted assigns of the parties hereto. Each Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Company and its successors and assigns.

9. Severability If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Further Assurances Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

11. No Strict Construction The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

12. Dispute Resolution Article XII of the Merger Agreement regarding jurisdiction and waiver of jury trial are incorporated by reference herein to apply with full force to any dispute arising under this Agreement.

13. Governing Law The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Texas.

14. Controlling Agreement To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflict with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PELICAN ACQUISITION CORPORATION

By:
Name:	Robert Labbe
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANIES:

GREENLAND EXPLORATION LIMITED

By:
Name:	Larry G. Swets, Jr.
Title:	Chief Executive Officer

MARCH GL COMPANY

By:
Name:	Robert Price
Title:	President

[Signature Page to Lock-Up Agreement]